UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Novatel Wireless, Inc.

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SUPPLEMENT TO PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Adjourned until July 23, 2014, at 9:00 a.m., Pacific Daylight Time

At the principal offices of Novatel Wireless, Inc., 9645 Scranton Road, San Diego, California 92121

This supplement to proxy statement, dated July 9, 2014, supplements the definitive proxy statement (the “Proxy Statement”) filed by Novatel Wireless, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 30, 2014 and made available to Company stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for the 2014 annual meeting of stockholders (the “Annual Meeting”) and any adjournment or postponement thereof.

This supplement is being filed with the SEC and is being made available to stockholders on July 9, 2014. Only stockholders of record as of the close of business on May 9, 2014 are entitled to receive notice of and to vote at the Annual Meeting.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information and this supplement should be read in conjunction with the Proxy Statement.

The Notice of Annual Meeting of Stockholders, Proxy Statement, 2013 Annual Report and this supplement are available at www.nvtl.com/proxymaterials.

SUPPLEMENTAL INFORMATION

The following updates information that is contained in the Proxy Statement.

Adjournment of Annual Meeting

As previously disclosed, the Company convened the Annual Meeting on June 24, 2014 and adjourned the Annual Meeting until July 23, 2014, at 9:00 a.m., Pacific Daylight Time, at the Company’s principal offices located at 9645 Scranton Road, San Diego, CA 92121. The Annual Meeting was adjourned to provide additional time for the Company’s new management team to prepare for the Annual Meeting.

Election of Director

The Company and each of Cobb H. Sadler (“Sadler”), Edward T. Shadek (“Shadek”), Robert Ellsworth (“Ellsworth”), Maguire Financial, LP, a Delaware limited partnership (“Maguire Fund”), Maguire Asset Management, LLC, a Delaware limited liability company (“Maguire Asset Management”), and Timothy Maguire (“Maguire”) entered into the confirmation letter, dated July 3, 2014 (the “Confirmation Letter”), to the letter agreement, dated as of April 29, 2014 (the “Agreement”), by and among the Company and each of Sadler, Shadek, Ellsworth, Alex Mashinsky, Richard A. Karp, Maguire Fund, Maguire Asset Management and Maguire. Pursuant to the Agreement, the Board increased the number of directors constituting the entire Board from six to eight directors. Pursuant to the Confirmation Letter, the Board unanimously has resolved that, while Peter Leparulo remains a member of the Board, the size of the Board will remain at eight directors and will not be reduced to seven directors following the conclusion of the Annual Meeting as previously disclosed by the Company. The Board unanimously has resolved that, in the event that Mr. Leparulo is no longer a member of the Board, the Board will reduce the number of directors constituting the entire Board to seven directors.

In connection with the Annual Meeting, it was previously disclosed that David A. Werner, who has served as a director since January 2004, will not seek re-election to the Board and will retire when his term ends at the Annual Meeting. Effective upon the conclusion of the Annual Meeting, the Board unanimously (with Mr. Werner abstaining) has resolved to reappoint Mr. Werner as a director of the Company and a member of the class of directors whose terms expire at the 2015 annual meeting of stockholders.

David A. Werner, age 62, has served as a director since January 2004. Mr. Werner was a co-owner of Aerofit, Inc., an engineered component manufacturer, from 2004-2012 and currently serves as its co-Chief Executive Officer. Mr. Werner was previously a partner at Engineered Components, an acquisition and business development company serving the engineered components market, which he joined in 2002. Mr. Werner also served as Executive Vice President and Chief Financial Officer of Day Runner, Inc. from 1999 to 2002. From 1994 to 1999, Mr. Werner was Executive Vice President and a member of the Board of Directors of Kaynar Technologies, Inc., a specialty component manufacturer. From 1990 to 1993, he served as Vice President and Chief Financial Officer of Microdot, Inc. From 1978 to 1990, Mr. Werner served in various accounting, financial, operating and executive positions with Lear Siegler. From 1974 to 1978, Mr. Werner worked for Peat, Marwick, Mitchell & Co. (currently KPMG). Mr. Werner is a certified public accountant (inactive) and received a Bachelor of Science in Business Administration and a Master of Business Administration from the University of Southern California.

Mr. Werner brings leadership, financial experience and a background in executive management to the Board. Mr. Werner has a strong understanding of the issues affecting the Company as a result of more than 20 years of executive experience in various industries. With his background in accounting and finance, Mr. Werner also brings an understanding of financial issues to the Board and the Audit Committee (the “Audit Committee”) of the Board.

With Mr. Werner’s previously disclosed retirement from the Board when his term ends at the Annual Meeting, the Board had selected James Ledwith to serve as chairman of the Audit Committee. Effective immediately, the Board has selected Mr. Werner to continue to serve as chairman of the Audit Committee.

The foregoing summary of the Confirmation Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Confirmation Letter, which was previously filed as an exhibit to the Form 8-K filed with the SEC on July 9, 2014 and is incorporated herein by reference, and, except to the extent the Agreement is modified by the Confirmation Letter, is qualified in its entirety by reference to the full text of the Agreement, which was previously filed as an exhibit to the Form 8-K filed with the SEC on May 6, 2014 and is incorporated herein by reference.

VOTING; REVOCABILITY OF PROXIES

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of our common stock that you own.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this supplement, you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this by:

•	delivering a written notice revoking your proxy to the Company’s Corporate Secretary at the following address Novatel Wireless, Inc., 9645 Scranton Road, San Diego, CA 92121;

•	delivering to the Company’s Corporate Secretary a new proxy bearing a date after the date of the proxy being revoked; or

•	voting in person at the Annual Meeting.

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